Exhibit 23






                                CONSENT OF INDEPENDENT AUDITORS



We consent to the use our report dated October 20, 1997 (except for as to Notes 2 and 17, as to which such date is November 14, 1997) with respect to the consolidated financial statements of The Aegis Consumer Funding Group, Inc. included in the 1997 Annual Report on Form 10-K.


                                   s/ERNST & YOUNG LLP


New York, New York
November 19, 1997